Filed Under Rules 424(b)(3) and 424(c)
                           SEC File Number: 333-85605



                 PROSPECTUS SUPPLEMENT DATED SEPTEMBER 28, 1999

                       TO PROSPECTUS DATED AUGUST 27, 1999



                                AMPEX CORPORATION

                     816,617 Shares of Class A Common Stock



         The   information  in  this  prospectus   supplement   supplements  the
information set forth under the caption "Selling Stockholders" in the prospectus. This prospectus supplement should be read in conjunction with the prospectus. Capitalized terms used and not defined herein have the meanings given to them in the prospectus.

         The prospectus relates to the proposed sale of 816,617 shares of Class A Common Stock of Ampex Corporation, including 153,846 shares held by Information Super Station, L.L.C. which are subject to a pledge and security agreement in favor of Prudential Securities Incorporated ("Prudential"). Following a transfer of such shares to Prudential pursuant to the pledge and security agreement, such shares may be sold by Prudential pursuant to the prospectus. Accordingly, the Selling Stockholder table on page 16 of the prospectus is hereby supplemented to include an additional selling stockholder, as set forth in the table below.

                                                  Number of Shares
                                                      of Class A
         Selling Stockholder                         Common Stock
         -------------------                         ------------

Prudential Securities Incorporated                   153,846